Exhibit 23.03

RPS Energy

309 Reading Road, Henley-on-Thames, Oxfordshire, RG9 IEL United Kingdom

T #44 (0) 1491 415400	F #44 (0) 1491 415415	www.rpsgroup.com

TO WHOM IT MAY CONCERN:

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the prospectus constituting part of the registration statement on Form S-8 of FX Energy, Inc. (the “Company”), of our report as of February 7, 2008. We also consent to the reference to us under the headings “Experts” respecting such reports in such prospectus.

/s/ RPS Energy

pp Norman McLeod CEng. FEI

Petroleum Engineering Manager

13 March 2008